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                                                                    Exhibit 21.1

                    TIPPERARY CORPORATION AND SUBSIDIARIES

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              Corporation                          State or Other Jurisdiction of Incorporation
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
Tipperary Corporation                                              Texas
Tipperary Oil & Gas Corporation                                    Texas
Tipperary Oil & Gas (Australia) Pty Limited                  Queensland, Australia
Burro Pipeline Corporation                                      New Mexico
Monroe Fractionating, Inc.                                        Alabama
Claiborne Gas, Inc.                                               Alabama
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